Exhibit 10.10

The Engagement Contract

Parry A (Employer): Shenyang Maryland International Industrial Co. Ltd.

Parry B (Employee): Jiang Fang

Printed by Shenyang Labor and Social Security Bureau

Party A (Employer) Name: Shenyang Maryland International Industrial Co. Ltd

Address: Suite C, 25-26F, President Building, No. 69 Heping North Street,

Heping District, Shenyang, China

Party B (employee) Name: Jiang Fang

According to “The Labor Law of the People’s Republic of China” and the relevant law, regulations and the policy, the two Parties, after negotiations, agree to establish the labor relationships and sign this contract, and jointly abide by the contract listed terms and conditions.

Article 1. The Duration of the Contract

Fixed duration: The term of the contract is 5 years, starting from January 1, 2003 and ending at December 31, 2007.

Article 2. The Production (work) Task and the Work Time

(I) Party A, according to the requirement of production (work), assigns Party to do work on President. In normal conditions, Party B must finish the production (work) task. Party B shall not alter the working post, if there are no negations on such alterations on the work post, except for the following conditions:

1.	The happened accident or natural disaster needs the rescue or urgent repair;

2.	The temporary transfer due to the requirement of work (not longer than three months);

3.	The downtime of not longer than three months happens;

4.	Party A, according to the legitimate procedure, promotes or degrades Party B in the form of adjusting the work post.

(II) Regarding the work time, Party B carries on the work hour system in the following No.              1            :

1.	The standard work time system;

2.	Flexible work hour system;

3.	Work system calculated on basis of integrated work hours (the calculating period in

(The standard work hours are determined by the company, whereas the flexible and integrated work hours shall report to the labor and administrative department for approval)

Article 3. The Labor Protection and the Working Condition

In order to protect the health, safety and the smooth completion of production (work) of Party B, Party A, according to the relevant labor and security law and regulations as well as standards, provides labor protection facilities and the necessary production (work) conditions; also distributes the protective articles and health care.

Article 4. The Remuneration of Work

In the duration of the contract, Party A shall pay to Party B according to relevant stipulations. The standard and method is as follows:

The standard of wages: every year             230,000             Yuan RMB

If Party A deducts or delay the wages of Party without reasons, the stipulations of “The Economic Compensation Method in Violating and Removing of the Labor Contract” should be observed.

Article 5. The Labor Disciplines

Party B should strictly abide by the national law and regulations, abide by the regulations and labor disciplines set up by Party A in compliance with the law, and obey the supervisal and education of Party A.

Article 6. The Alteration, Renewal, Termination and Dissolution

(I) Under following conditions, both Parties can alter the relevant contract after negotiations:

1.	Party A transfers the production or adjusts the production

2.	Both Parties agrees, and without harming the national and both parties’ interests

3.	The law and policy when the contract was formulated have been altered or terminated.

4.	The basis on which this contract was formulated has changed substantially, which caused this contract unable to be executed, and the two Parties agreed;

5.	Other conditions:

(II) When the contract is expired, if it is due to the requirement of the production and work of Party A or Party B filed application, the contract can be renewed , after being agreed by both Parties, but such matter should be informed to another Party 30 days in advance and finish the renew formalities.

(III) The Termination of the Contract

1.	The labor contract is expired.

2.	The contract termination condition which stipulated in the contract appears.

If above condition appears, one Party should inform another Party 30 days in advance and arrange the formalities of termination. If no termination or renewal formalities, which can be regarded as the continual of the labor contract, if loss have been occurred to the laborer, Party A should be responsible for the obligation of compensation.

(IV) The Dissolution of the Contract

Party A can dissolute the labor contract or reduce persons according to the relevant stipulations of the “Labor Law”;

Party B can also dissolute the labor contract, according to the relevant stipulations of the “Labor Law.”

The Party who dissolute the contract, should inform another Party 30 days in advance (without including the condition which dissolute the contract at any time), and bear the responsibility of compensation according to law.

Article 7. The Labor Insurance and Welfare

The labor insurance and welfare should be executed according to the National, Provincial or city regulations.

Article 8. Other Items agreed by Both Parties

Article 9. The Obligation of Breaching Contract

If one Party breaches the stipulations of the contract, and caused economic loss to another Party, it should bear the responsibility of compensation according to the result and obligations.

If Party A breaches the contract or reduce staff, it should compensate Party B according to “The Economic Compensation Method in Violating and Removing of the Labor Contract.”

If Party B breaches the contract and causes economic loss to Party A, it should bear the responsibility of compensation according to “The Compensation Method in Breaching the Relevant Contract Stipulations of Labor Law.”

Article 10. The Settlement of Labor Disputes

When disputes happens in executing this contract, the two Parties should resolve by negotiations, if negotiations cannot solve the problem, the matter should resort to Labor Disputes Coordination Committee of the company for settlement, and finally, if the coordination is ineffective, the Party Concerned can resort to the labor disputes arbitration institutions with jurisdiction or labor disputes arbitration institution directly. If the Party does not obey the arbitration, it can file the litigation in the People’s Court.

Article 11. This contract is in duplicate, one Party holds one copy (the contract will be not effective if altered)

Party A (Sealed by Legal Person)	Party B (Signature)

Date:	Date:

After verification, this contract conforms to the relevant law, regulations and labor policy of the country, and is verified.

Verification institution (Seal)	Verifier (Sign and Seal)

Date:

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